UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2008
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23494	35-1778566

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2601 Metropolis Parkway, Suite 210, Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) New Employment Agreement with R. Bruce Thomlinson
     On November 17, 2008 Brightpoint Australia Pty Ltd. (“Employer”), a subsidiary of Brightpoint, Inc. (the “Registrant”) entered into a new written employment agreement (“Employment Agreement”) with R. Bruce Thomlinson (“Employee”), the Registrant’s President, Asia Pacific. The Employment Agreement, which is effective as of November 1, 2008 (the “Effective Date”), has an initial term of five years, with automatic one-year renewal periods thereafter, and provides that the Employee will receive a salary, paid in Australian dollars (“AUD”) of AUD 632,865 per annum (which, based on a November 17, 2008 exchange rate of AUD 1.5274 to 1.00 United States dollar (“USD”) is equivalent to USD $414,341). The Employment Agreement provides that Registrant’s Chief Executive Officer will recommend that the Employee receive a raise of AUD 30,473 (USD $19,950) for the 2009 calendar year.
     The Employment Agreement further provides that either the Employee or the Employer may, at any time after December 31, 2009, upon ninety days written notice, convert Employee’s status to an independent contractor performing the duties of a consultant and terminating his status as an employee.
     This description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is annexed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit 10.1 – Employment Agreement effective as of November 1, 2008 between Brightpoint Australia Pty Ltd. and Raymond Bruce Thomlinson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: November 18, 2008